UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2026

HANOVER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-41384	81-3324480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 East Jericho Turnpike, Mineola, New York	11501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 548-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock	HNVR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2026, the shareholders of Hanover Bancorp, Inc. (the “Company”) approved the Hanover Bancorp, Inc. 2026 Equity Incentive Plan (the “Plan”).  The material terms of the Plan are summarized on pages 25 through 31 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2026 (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which was included as Appendix A to the Proxy Statement.

Item 5.07Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of the Company was held on May 28, 2026.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:

	FOR	WITHHELD
Michael Katz	4,651,759	174,675
John R. Sorrenti	4,769,855	56,579
Philip Okun	4,642,366	184,068

There were 903,723 broker non-votes on the proposal.

2.	The Hanover Bancorp, Inc. 2026 Equity Incentive Plan was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
4,755,228	27,522	43,684

There were 903,723 broker non-votes on the proposal.

3.	The appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
5,725,927	2,908	1,322

There were no broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER BANCORP, INC.

Date: June 1, 2026	By:	/s/ Lance P. Burke
Lance P. Burke
Senior Executive Vice President and Chief Financial Officer